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                                                                Exhibit 23.2





                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                    We consent to the incorporation by reference of our reports, dated January 25, 1994, on our audits of the consolidated financial statements and financial statement schedules of Quaker State Corporation and Subsidiaries as of December 31, 1993 and 1992, and for the three years in the period ended December 31, 1993, which reports are incorporated by reference or included in the annual report on Form 10-K of Quaker State Corporation for the year ended December 31, 1993, in the registration statement on Form S-8 of Quaker State Corporation covering 100,000 shares of Capital Stock, par value $1.00 per share, of Quaker State Corporation which may be issued upon exercise of stock options under the 1994 Non-Employee Directors' Stock Option Plan of Quaker State Corporation, and in the
          Section 10(a) prospectus used in connection with such registration statement.

                    We also consent to the reference to our firm under the caption "Experts" in such prospectus insofar as our reports, dated January 25, 1994, are concerned.


                                             /s/ Coopers & Lybrand

                                                 COOPERS & LYBRAND



          Pittsburgh, Pennsylvania
          May 12, 1994